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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-8 No.      ) pertaining to the M&F Worldwide
1997 Stock Option Plan of M&F Worldwide Corp. and the incorporation by reference therein of our report dated February 11, 1997, with respect to the consolidated financial statements and schedule of M&F Worldwide Corp. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



November 14, 1997
New York, New York